Exhibit C

Lelantos Holdings and Lelantos Energy Organizational Documents

K29446

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

900397281509

NOV 14 2022

11/15/22--01013--012 **

FEB 06

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Lelantos Holdings, Inc.
Name of Surviving Entity

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Jody Walker
Contact Person

J.M. Walker & Associates
Firm/Company

7841 South Garfield Way
Address

Centennial, CO 80122
City/State and Zip Code

jmwlkr85@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Jody Walker At (303) 850-7637
Name of Contact Person / Area Code & Daytime Telephone Number

☒ Certified copy (optional) $8.75 (**Please send an additional copy of your document if a certified copy is requeste**

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

IMPORTANT NOTICE: Pursuant to s.607.1622(8), F.S., each party to the merger must be active an current in filing its annual report through December 31 of the calendar year which this articles of me are being submitted to the Department of State for filing.

ARTICLES OF MERGER

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

FIRST: The name and jurisdiction of the **surviving** entity:

Name	Jurisdiction	Entity Type	Document Number (If known/ applicable)
Lelantos Holdings, Inc.	FL	Corporation	K29446

SECOND: The name and jurisdiction of each **merging** eligible entity:

Name	Jurisdiction	Entity Type	Document Number (If known/ applicable)
Lelantos Holdings Incorporated	NV	Corporation	E13790362021-1

THIRD: The merger was approved by each domestic merging corporation in accordance with s.607.1101(1)(b), F.S., by the organic law governing the other parties to the merger.

FOURTH: Please check one of the boxes that apply to surviving entity:

☑ This entity exists before the merger and is a domestic filing entity.

☐ This entity exists before the merger and is not authorized to transact business in Florida.

☐ This entity exists before the merger and is a domestic filing entity, and its Articles of Incorporation are bein amended as attached.

☐ This entity is created by the merger and is a domestic corporation, and the Articles of Incorporation are attac

☐ This entity is a domestic eligible entity and is not a domestic corporation and is being amended in connectio this merger as attached.

☐ This entity is a domestic eligible entity being created as a result of the merger. The public organic record of t survivor is attached.

☐ This entity is created by the merger and is a domestic limited liability limited partnership or a domestic limit liability partnership, its statement of qualification is attached.

FIFTH: Please check one of the boxes that apply to domestic corporations:

☑ The plan of merger was approved by the shareholders and each separate voting group as required.

☐ The plan of merger did not require approval by the shareholders.

SIXTH: Please check box below if applicable to foreign corporations

☑ The participation of the foreign corporation was duly authorized in accordance with the corporation's organic laws.

SEVENTH: Please check box below if applicable to domestic or foreign non corporation(s).

☑ Participation of the domestic or foreign non corporation(s) was duly authorized in accordance with each of suc eligible entity's organic law.

2022 NOV 14 AM 7:25

EIGHTH: If other than the date of filing, the delayed effective date of the merger, which cannot be prior to nor mo than 90 days after the date this document is filed by the Florida Department of State:

November 22, 2022

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not t listed as the document's effective date on the Department of State's records.

NINTH: Signature(s) for Each Party:

Name of Entity/Organization:	Signature(s):	Typed or Printe Name of Individu
Lelantos Holdings, Inc.	[signature]	Nathan Puer
Lelantos Holdings Incorporated	[signature]	Nathan Puen

Corporations:	Chairman, Vice Chairman, President or Officer *(If no directors selected, signature of incorporator.)*
General partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of an authorized person

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LELANTOS HOLDINGS, INC.

The undersigned, Nathan Puente, hereby certifies that:

1. He is the duly elected President and Chief Executive Officer of Lelantos Holdings, Inc., a Florida corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Florida on September 26, 2022 under the original name of Lelantos Holdings, Inc.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE II

The address of the Corporation's registered office in the State of Florida is 7901 4th St N STE 300, St. Petersburg, County of Pinellas 33702. The name of its registered agent at such address is Regstered Agents Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporations Act.

ARTICLE IV

A. Common Stock and Preferred Stock.

The total number of shares of stock that the Corporation shall have the authority to issue is:

500,000,000 shares of common stock par value $0.0001 per share ("Common Stock"),

Ten million (10,000,000) shares of Preferred Series A, par value $0.0001 (Preferred A), that have the ability to convert 10:1 into common stock.

Two million, five hundred thousand (2,500,000,000) shares of Preferred Series B, par value $0.0001 (Preferred B), that have the ability to convert 50:1 into common stock.

One hundred fifty thousand (150,000) shares of Preferred Series C, par value $0.0001 (Preferred C), that have the ability to convert 50:1 into common stock.

B. Rights, Preferences and Restrictions of Preferred Stock.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as maybe adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the Directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

1. **Liquidation.**
   a. **Preference.** In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $1.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them, (ii) $.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B Preferred Stock then held by them, (iii) $.25 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends (each such amount being the "Applicable Liquidation Amount"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the

holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

b. **Remaining Assets.** Upon the completion of the distribution required by Section 2(a) above, if assets remain in the Corporation, all of the remaining assets of the Corporation shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock then held by them.

c. Notwithstanding paragraphs (a) and (b) above, upon a liquidation, dissolution, or winding up of the Company, the holders of Preferred Stock shall receive at the closing (or upon the occurrence of such event if no closing is scheduled to occur) (and at each date after such closing (or such occurrence, if applicable) on which additional amounts (such as earnout payments, escrow amounts or other contingent payments) are paid to stockholders of the Company as a result of the event) in cash, securities or other property (valued as provided in Section 2(d)(ii)) below) an amount with respect to each series of Preferred Stock that, when added to all other amounts previously paid under this paragraph (c), is equal to the greater of: (1) the Applicable Liquidation Amount, and (2) the amount that the holders of such series of Preferred Stock would have been entitled to receive had they converted their shares of Preferred Stock into Class B Common Stock immediately prior to such event at the then effective Conversion Price for each such series (as defined below).

d. **Certain Acquisitions.**
   i. **Deemed Liquidation.** For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be deemed to occur if the Corporation shall either (1) sell, lease, convey, or otherwise dispose of all or substantially all of its assets or business or (2) (A) merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) or (B) effect any transaction or series of related transactions in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions (and prior to any acquisition of shares of stock of the Corporation effected in connection with such transaction or series of related transactions), own in the case of either subclauses (A) or (B) less than 50% of the Corporation's voting power (or the voting power of the surviving entity in such transaction or series of related transactions) immediately after such transaction or series of related transactions (any such transaction, a "Liquidation Transaction"), provided that none of the

following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation or (ii) an equity financing in which the Corporation is the surviving corporation.

ii. **Valuation of Consideration.** In the event of a deemed liquidation as described in Section 2(d)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

1. Securities not subject to investment letter or other similar restrictions on free marketability:
    a. If traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the deemed liquidation;
    b. If actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the deemed liquidation; and
    c. If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
2. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

For purposes of this Section 2(d)(ii), "trading day" shall mean any day which the exchange or system on which the securities to be distributed are traded is open and "closing prices" or "closing bid prices" shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the

regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

iii. **Notice of Liquidation Transaction.** The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders' meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Restated Certificate, all notice periods or requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

iv. **Effect of Noncompliance.** In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(d)(iii).

2. **Redemption.** The Preferred Stock is not redeemable.

3. **Conversion.** The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

a. **Right to Convert.** Subject to Section 4(c), each share of Series B Preferred Stock, and Series C Preferred Stock, shall be convertible, at the option of the holder thereof, at any time after the date of that the stock becomes unrestricted as defined by their shareholder agreement in accordance with rules and regulations for converting stock on the OTC Market, into such number of fully paid and nonassessable shares of as is determined by multiplying the amount of preferred shares by fifty (50).

b. **Automatic Conversion.** Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the applicable Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock and/or Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which results in aggregate cash proceeds to the Corporation of not less than $100,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis.

c. **Mechanics of Conversion.** Before any holder of shares of any series of Preferred Stock shall be entitled to convert such shares into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by a transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, as applicable. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the

sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

d. **Determination of Consideration.** In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

e. **Notices of Record Date.** In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

f. **Reservation of Stock Issuable Upon Conversion.** The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

g. **Notices.** Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

h. No Impairment. The Corporation will not, except with the approval required by Section 6 hereof and applicable law, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

4. **Status of Converted Stock.** In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

C. **Definitions.** For purposes of this Article IV:

1. "Family Member" shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, parents, grandparents, lineal descendents, siblings and lineal descendants of siblings of such Qualified Stockholder.

2. "Qualified Stockholder" shall mean (a) the registered holder of a share of Common Stock immediately following the Covered Security Date; (b) the initial registered holder of any shares of Common Stock that are originally issued by the Corporation after the Covered Security Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (RSUs) that, in each case, are outstanding as of the Covered Security Date; (c) each natural person who Transferred shares of or equity awards for Common Stock (including any option or warrant exercisable or convertible into or any RSU that can be settled in shares of Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to subclauses (a) or (b) of this Section (E)(2); and (d) a Permitted Transferee.

3. "Permitted Entity" shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or

more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder.

4. “Transfer” of a share of Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

1. The granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

2. entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

3. the pledge of shares of Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”.

   A “Transfer” shall also be deemed to have occurred with respect to a share of Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Covered Security Date, of a majority of the voting power of the

voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Covered Security Date, holders of voting securities of any such entity or Parent of such entity. "Parent" of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

5. "Permitted Transfer" shall mean, and be restricted to, any Transfer of a share of Common Stock:
    a. by a Qualified Stockholder to (i) one or more Family Members of such Qualified Stockholder, or (ii) any Permitted Entity of such Qualified Stockholder; or
    b. by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (ii) any other Permitted Entity of such Qualified Stockholder.

6. "Permitted Transferee" shall mean a transferee of shares of Common Stock received in a Transfer that constitutes a Permitted Transfer.

7. "Permitted Trust" shall mean a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

8. "Voting Control" shall mean, with respect to a share of Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

ARTICLE V

The corporation shall have perpetual existence.

ARTICLE VI

The governing board of this corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

1. To manage and govern the corporation by majority vote of members present at any regular or special meetings at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles of Incorporation, or the Bylaws of the Corporation.

2. To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

3. To open, amend, or alter classes of stock

4. To fix the amount to be reserved as working capital over and above its capital stock paid in.

5. To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

6. To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

7. The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of its shareholders.

8. The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its goodwill, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting called for that purpose, or when authorized or ratified by written consent of the shareholders.

9. The Board of Directors shall have the power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders. The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders. The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of the shareholders.

10. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VII

These Articles of Incorporation may be amended by a majority vote and resolution of the Board of Directors at any time.

ARTICLE VIII

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law.

1. No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to whom such fact or relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

2. The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own, and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the

corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

ARTICLE IX

Meetings of shareholders may be held at any time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE X

Cumulative voting shall not be allowed.

ARTICLE XII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless otherwise provided in the Bylaws of the Corporation.

ARTICLE XIII

1. To the fullest extent permitted by Florida Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

3. Neither any amendment nor repeal of this Article XIII nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article XIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article XIII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The foregoing second Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and applicable voters.

Executed in Tucson, Arizona,
November 28, 2023

/s/ Nathan Puente
Nathan Puente, President and Chief Executive Officer

BYLAWS OF
Lelantos Holdings, Inc.

Section 1. Identification: The name of the Corporation is Lelantos Holdings, Inc. The state of incorporation is Flordia. The date of incorporation is **November 22, 2022**

Section 2. Location: The current principal office mailing address of the Corporation is 7901 4th Street North, Suite 300, St. Petersburg, Florida 33702. The Corporation may have such other offices, within or without the State of Florida as the Board of Directors may designate or as the business of the Corporation may require.

Section 3. Fiscal Year: The fiscal year of the Corporation shall begin on the first day of each January and end on the last day of each December. The fiscal year may be modified only by Board of Directors resolution.

Section 4. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual, regular or special shareholder meeting called by the Board of Directors. A waiver of notice signed by a majority of Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for holding such meeting. If the place of meeting is not designated, or if a special meeting is otherwise called, the place of meeting shall be the principal office operation of the Corporation in the State of Arizona at 610 S. Park Avenue, Tucson, Arizona, 85719.

Section 5. Annual Shareholder Meeting: The Annual Meeting of the Shareholders shall be held on the 15th day of January, of each calendar year or such other day or months as shall be fixed by the Board of Directors. The purpose of the Annual Meeting of the Shareholders will be to elect Directors and to transact such other business as may come before the meeting. If the day fixed for an Annual Meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein for any Annual Meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently possible.

Section 6. Special Shareholder Meeting: Unless otherwise prohibited by statue, special shareholder meetings may be called by the Chief Executive Officer (CEO) or the Board of Directors for any purpose. The CEO shall call a Special Meeting of the Shareholders at the request of the holders of not less than ten percent of the outstanding shares of the Corporation entitled to vote at such meeting. The cost of any Special Meeting of the Shareholders called by a Shareholder over the objection of the Board of Directors shall be borne by the Shareholder calling such meeting. Should shareholders holding the voting rights to over 50% of the voting

shares call for a Special Shareholder Meeting, the meeting may take place immediately without noticing other shareholders.

Section 7. Meeting Notice: Written notice stating the place, day, hour and purpose of each Annual and Special Meeting of the Shareholders shall be delivered personally or by U.S. Mail in a postage pre-paid envelope, not less than ten (10) nor more than sixty (60) days before the date of such meeting, and if mailed, it shall be addressed to such Shareholders at their address as it appears on the record of shareholders , unless such Shareholder shall have filed with the Secretary of the Corporation an alternative address (in writing) in which case notice shall be addressed to such Shareholder at such alternative address. Any such notice shall indicate that it is being issued at the direction of the Board or the CEO, or whomever shall have called the meeting. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who shall attend such meeting in person or by proxy and shall not, prior to the commencement of such meeting, protest the lack of notice, or who shall deliver a signed waiver of notice, in person or by proxy for such meeting before the start of such meeting. Unless the Board fails to fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given, if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 8. Waiver of Notice: A Shareholder, either before or after a Shareholders meeting, may waive notice of the meeting, which waiver of notice must be in writing, and his waiver shall be deemed the equivalent of receiving notice. Attendance at a Shareholder's Meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting, unless such Shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 9. Quorum: At all Shareholder Meetings, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 10. Organization: At each meeting of Shareholders, the CEO or, in his absence, the Secretary, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep the minutes thereof.

Section 11. Order of Business: The order of business at all meetings of the Shareholders shall be determined by the Chairman of the meeting.

Section 12. Voting of Shares: Each outstanding share shall be entitled to vote upon each matter submitted to a vote at a meeting of Shareholders, as follows:

- **Vote Per Share:** Except as otherwise provided by these Bylaws, by statute or in the Articles of Incorporation, each holder of record of shares of Common Stock of the Corporation having voting power shall be entitled, at each meeting of the Shareholders, to one vote for every share of such stock standing in his name on the record of Shareholders of the Corporation.
    - On the date fixed as the record date for determining the Shareholders who shall be entitled to notice of, and to vote at, such meeting (as set forth in Section 15 of Article III of these Bylaws), or:
    - If such record date shall not have been so fixed, then as of 5:00 p.m. of the date next preceding the day on which notice thereof shall be given.

- **Voting Authority for Corporation Action:** Except as otherwise provided by these By-Laws, by statute or the Articles of Incorporation, any corporate action to be taken by vote of Shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the Shareholder voting, or by his proxy, if there be such proxy and shall state the number of shares voted.

- **Corporate Ownership of Voting Shares:** Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate shareholder or, in the absence of any applicable By-Law, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder to the Chairman of the Shareholder Meeting at the time the votes of such corporate Shareholder are cast. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

- **Shares Held in a Fiduciary Capacity:** Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

- **Receiver Shares:** Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such

receiver without the transfer of such shares into his name, if such authority is contained in an appropriate order of the court by which such receiver was appointed.

- **Pledged Shares:** Unless otherwise provided by Shareholder Agreement, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred, subject to any restrictions imposed upon such shares or pledgee by Shareholder Agreement and of which such pledgee has notice.

- **Treasury Shares or Shares Held by Another Corporation:** If a majority of the shares entitled to vote for the election of directors of such other corporation are held by Lelantos Holdings, Inc., shall not be voted at any Shareholder Meeting or counted in determining the total number of outstanding shares at any given time for purposes of any Shareholder Meeting.

- **Redeemed Shares:** On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 13. Voting Record: Shareholder lists shall be developed and maintained, as follows:

- **Shareholder List:** The officer or agent having charge of the stock transfer books for share of the corporation shall make a current complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by each Shareholder. Such list shall be kept on file at the principal place of business of the Corporation for a period of one day prior to such meeting and shall be subject to inspection by any shareholder at any time during business hours. Such list shall also be produced and kept open at the time and place of the Shareholder Meeting and shall be subject to the inspection of any Shareholder at any time during such meeting.

- **Shareholder List Examination:** The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such shareholder list or transfer books, or to vote at any meeting of Shareholder.

- **Meeting Adjournment on Demand:** If the requirements of this section have not been substantially complied with, the meeting shall be adjourned until the requirements are completed with on the demand of any Shareholder in person or by proxy.

- **Liability for Failure to Adjourn:** If, upon the demand of any Shareholder made pursuant to subsection (3), the meeting is not adjourned by the officers of the Corporation and the list is not produced, such officers shall be liable to any Shareholder suffering damage on account of the failure to product such list.

- **Failure to Comply without Demand:** If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 14. Inspectors: The Board may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors. Each inspector must agree to execute the duties of inspector at such meeting faithfully, with strict impartiality and according to the best of his ability. The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality and according to the best of his ability.

The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the Chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

Section 15. Proxies: Voting proxies shall be exercised as follows:

- **Right of Proxy:** Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

- **Validity of Proxy:** Proxies must be signed by the Shareholder or his attorney-in-fact. A proxy shall not be valid after the expiration of 12 months from the date thereof unless otherwise provided in such proxy. A proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided in this section.

- **Death of Shareholder:** The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before

the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

- **Record Holder as Pledgee:** Except when other provisions shall have been made by written agreement between the parties, the record holder of shares which are held by another as pledgee or otherwise as a security, or which belong to such other person, shall issue to the pledger or to such owner of such shares, upon the demand therefore and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

- A proxy which states that it is irrevocable is irrevocable when it is held by any of the following:
    - A pledge;
    - A person who has purchased or agreed to purchase the shares;
    - A creditor of the Corporation who extends or continues credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration ofsuch extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;
    - A person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for;
    - A nominee of (a), (b), (c), or (d).

- **Revocability:** A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision, unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

- **Multiple Authority:** If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers confe1Ted by the proxy; bit if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated in such particular case.

- **Substitution:** If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 16. Meeting Adjournment: A meeting of Shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If, however after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice

of the adjourned meeting shall be provided to each Shareholder of record of the new record date entitled to vote at such meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 17. Informal Action by Shareholder: Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within den days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing to such action taken.

Section 18. Record Date: For the purpose of determining Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders.

Section 19. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors ("Board").

Section 20. Number, Qualifications, Election and Tenure: The number, qualifications, election and tenure of Directors shall be as follows:

- Number of Directors: The number of Directors of the Corporation shall not be less than one nor more than five. The Board of Directors of the Corporation shall fix the number of Directors from time to time. Any increase in the number of Directors shall be effective forthwith. Any decrease in the number of Directors shall be effective at the time of the next succeeding annual meeting of the Shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the net succeeding annual meeting to the extent of the number of such vacancies.

- **Qualifications:** Each Director shall have attained the age of twenty-one. Directors need not be Shareholders or residents of the State of Colorado. Directors may be Shareholders, officers or employees of the Corporation.

- **Election:** Except as otherwise provided by statute, Directors shall be elected at the Annual Meeting of the Shareholders, and at each meeting called by the Shareholders for the purpose of electing Directors at which a quorum is present, subject to the provisions governing Shareholders' meetings as defined in Article III. AT any such meeting, the persons receiving more than fifty percent of the votes cast shall be elected.

- **Tenure.** Each Director shall hold office until the next annual meetings of the Shareholders or until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.

Section 21. Board of Directors' Meetings: Meetings of the Board of Directors will be held periodically as follows:

- Annual Meetings: The Board of Directors shall meet each year immediately after the Annual Meeting of the Shareholders has been held to elect Directors and consider other business.

- Regular Meetings: Regular meetings of the Board shall be held at such time and place as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or the Bylaws of the Corporation.

- Special Meetings: Special Meetings of the Board may be called by a majority of the Directors of the Corporation. Special meetings of the Board may also be called by the CEO.

- Place of Meetings: Meetings of the Board shall be held at the principal office of the Corporation or at such other place, within or without the State of Florida, as the Board may determine from time to time or as shall be specified in the notice of any such meeting. Meetings do not need to be in person and may be held via video or telephone conference.

Section 22. Board of Directors Meeting Notice: notice of each Annual, Special or Regular meeting of the Board of Directors shall be given to each Director as follows:

- **Time and Location:** Each notice shall state the time and place of the meeting, including the precise hour, day, month, and year, as well as the street address, city, and state or telephone or video conference instructions.

- **Meeting purpose:** Unless expressly required by statute or these Bylaws, each notice need not state the purposes of such meetings.

- **Delivery:** Each notice shall be given as follows:

    - **Mailing:** If such notice is mailed, the notice shall be mailed at least five business days before the day on which such a meeting is to be held.

- **Telegraph/Email:** If such notice is sent by telegraph, cable, wireless, or via email such notice shall be sent addressed to such Director at least forty-eight hours before the time such meeting is to be held.

- **Personal Delivery and Telephone:** If such notice is delivered personally or by telephone, such notice shall be delivered at least twenty-four hours before the time at which such meeting is to be held.

- **Notice Waiver:** Notice of any annual, special, or regular meeting of the Board of Directors need not be given to a director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such a meeting without protesting the lack of notice before or at meeting commencement.

Section 23. Quorum and Voting: At annual, regular or special meeting of the Board of Directors, a majority of the board of directors shall be present in person, audio visually, or telephonically to constitute a quorum for transacting business. Except as otherwise provided by statute or the articles of incorporation, any corporate action taken by a majority of the directors present at any meeting at which a quorum is present shall be an act of the Board.

Members of the board of directors shall be deemed present in person for purposes of establishing a quorum and voting is a conference telephone or similar communications equipment is used, so long as all persons participating in the meeting can hear each other.

Section 24. Organization: At each meeting of the Board of Directors, the CEO (or in his absence, another director chosen by the majority of the directors present) shall act as chairman of the meeting and preside they're at. The secretary (or in his absence, any person appointed by the chairman at such meeting to serve as a temporary secretary) shall act as secretary of the meeting and keep the minutes thereof.

Section 25. Adjournment: A meeting of the board of directors may be adjourned. Notice of the time and place of any such I joined meeting shall be given to the directors who were not present at the time of adjournment and, unless such time and place were announced at the meeting at which adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 26. Resignation: A Director may resign by giving notice to the Board of Directors, the CEO or the Secretary of the Corporation. Resignation notice acceptance shall not be necessary to make the resignation effective. The date of resignation shall be as provided in the resignation notice, or, if not specified, the date of resignation shall be the date such notice is received.

Section 27. Vacancy: A vacancy in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in

office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term continuing only until the next election of Directors by Shareholders.

Section 28. Removal of Directors: A director may be removed, with or without cause, at any time, by a vote of no confidence by majority vote of the Shareholders at a Special Meeting called for such purpose.

Section 29. Compensation: The Board of Directors may authorize the Corporation to pay the expenses of a Director in attending a meeting of the Board of Directors. The Board may authorize the Corporation to pay a Director a salary as a Director, or a fixed sum for attending a meeting of the Board of Directors. Such payment shall not preclude a Director from serving the Corporation in any other capacity and receiving compensation in such capacity. The Board of Directors may establish compensation for officers as well as Directors.

Section: 30. Informal Action: If all the Directors severally or collectively consent in writing to any action taken, or to be taken by the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

Section 31. Presumed Assent: A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless such Director votes against such action or abstains from voting with respect thereto because of an asserted conflict of interest.

Section 32. Number of Qualifications: The officers of the Corporation shall include a Chief Executive Officer, Chief Operating Officer, President, Vice-President, Treasurer, Secretary, and such other officers as deemed advisable by the Board of Directors, as follows:

- **Multiple Offices:** Two or more offices may be held by the same person.

- **Qualifications:** Officers of the Corporation need not be Directors or Shareholders of the Corporation.

- **Election and Tenure:** Officers shall be elected by the Board of Directors and the tenure of such Officer shall terminate upon death or removal, or appointment or election of a successor.

- **Appointment of Secondary Officers:** The Board of Directors may delegate to the CEO authority to appoint such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the CEO.

Section 33. Resignations: An Officer may resign by giving notice to the Board of Directors, the CEO, or the Secretary of the Corporation. Resignation notice accepted shall not be necessary to make the resignation effective. The date of resignation shall be as provided in the resignation notice or, if not specified, the date such notice is received.

Section 34. Removal: An Officer or agent of the Corporation may be removed either with or without cause, at any time, by a majority vote of the Board of Directors at any Board of Directors meeting.

Section 35. Vacancies: A vacancy in an office may be filled for the unexpired portion of the term of such office by appointment by the CEO of the Corporation.

Section 36. Duties and Responsibilities of Officers: Each Officer of the Corporation shall have duties and responsibilities, as follows:

- **Chief Executive Officer (CEO):** The CEO of the Corporation shall be principal executive officer of the corporation and shall direct policies and objectives, subject to the control of the Board of Directors. The CEO may sign and execute deeds, mortgages, bonds, contracts, and other instruments of behalf of the corporation without express authorization by the Board of Directors to a maximum expenditure of $100,000 in total corporate funds or assets. The CEO shall preside over all Shareholder and Board of Director Meetings. The CEO's key responsibilities include but are not limited to the following:
    - Oversee the strategic direction of an organization.
    - Implement changes and proposed plans.
    - Engage in media obligations and public relations.
    - Interact with other leadership executives.
    - Maintain accountability with the board.
    - Monitor company performance.
    - Setting precedence for the working culture and environment

- **Chief Operating Officer (COO):** The COO of the Corporation is a dual role that combines the functions of chief executive and manager. They design, implement policies to promote company culture and vision and oversee operations to keep businesses on track.The COO may sign and execute deeds, mortgages, bonds, contracts, and other instruments of behalf of the corporation without express authorization by the Board of Directors to a maximum expenditure of $100,000 in total corporate funds or assets. The COO's key responsibilities include but are not limited to the following:
    - Design and implement business strategies, plans and procedures
    - Set comprehensive goals for performance and growth
    - Establish policies that promote company culture and vision
    - Oversee daily operations of the company and the work of executives (IT, Marketing, Sales, Finance etc.)
    - Lead employees to encourage maximum performance and dedication

- Evaluate performance by analyzing and interpreting data and metrics
  - Write and submit reports to the CEO in all matters of importance
  - Assist CEO in fundraising ventures
  - Participate in expansion activities (investments, acquisitions, corporate alliances etc.)
  - Manage relationships with partners/vendors

- **President:** The President of the Corporation shall assist the COO with managing the business affairs of the Corporation, shall report directly to the C-Suite and be subject to the control of the CEO and COO. The President may sign and execute deeds, mortgages, bonds, contracts and other instruments on behalf of the Corporation without express authorization by the Board of Directors to a maximum expenditure of $15,000 in total corporate funds or assets. The President shall supervise all other officers, agents, or employees. Additionally, his or her key responsibilities include but are not limited to the following:
  - Creates, communicates and implements the organization's vision, mission and overall direction.
  - Hires, fires and manages all employees of the company.
  - Leads, guides, directs and evaluates all other officers, managers and employees, and ensures they are carrying out the daily operations of the company.
  - Meets regularly with other officers or managers of the company to make sure that the decisions the organization needs to make are prescient and strategic.
  - Confirms that all officers and managers are conveying the company's philosophies and guidelines to their own teams so that all employees understand the expectations of the company.
  - Oversees all the financials aspects of the company and maintains awareness of both external and internal opportunities for expansion, customers, markets, new industry developments and standards.

- **Vice President**: Each Vice President shall perform such duties as may be assigned to him by the Board of Directors or the CEO. In the event of the death or inability to act of the President, the Vice President (or in the event there are more than Vice Presidents, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to the all the restrictions upon the President.

- **Treasurer:** The Treasurer of the Corporation shall execute the following duties and responsibilities:

  - Have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
  - Keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

- Deposit all monies and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
  - Receive and give receipts for monies due and payable to the Corporation in such depositories as may be designated by the Board of Directors.
  - Disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, and taking proper vouchers therefore;
  - In general, perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors or the CEO.

- **Secretary:** The Secretary of the Corporation shall execute the following duties and responsibilities:
  - Keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors and Shareholders;
  - See that all notices are duly given in accordance with the provisions of the Bylaws and as required by law;
  - Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as provided in these Bylaws) and affix and attest the seal of the words "Corporate Seal" or their equivalent to all other documents to be executed on behalf of the Corporation under its seal;
  - See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed.
  - Keep a register of the address of each Shareholder which shall be furnished to the Secretary by such Shareholder.
  - Have general charge of the stock transfer book of the Corporation;
  - Sign with the President, or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and
  - In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the CEO.

- **Temporary Officers:** The Board of Directors may appoint Officers to act in the position of any officer on a temporary basis.

Section 37. Officer Bonds or Other Security: If required by the Board of Directors, an Officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 38. Delegation of Duties: The Board of Directors may delegate the powers and duties of any officer to any other officer of the Corporation.

Section 39. Compensation: The compensation of the Officers of the Corporation for their own services as Officers shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate the power to fix the compensation of Officers and agents to the CEO. An Officer of the Corporation shall not be prevented from receiving compensation because such Officer is also a Director of the Corporation.

Section 40. Executing Contracts: Contracts shall be executed on behalf of the Corporation, as follows;

- **Execution by CEO/COO/President:** Except as otherwise required by statute the Articles of Incorporation or the Bylaws of the Corporation, any contract or other instrument may be executed and deliver on behalf of the Corporation by the CEO, COO, or President. The Board of Directors may authorize any other agent or agents to execute and deliver any contract or other instrument on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine.

- **Method of Execution:** The Corporation may execute instruments conveying, mortgaging, or affecting any interest of the corporation by instruments sealed with the common or corporate seal or the words "Corporate Seal" or by their equivalent and signed in its name by the CEO, COO, or President of the Corporation or the Officer so designated by the Board of Directors. Satisfactions or partial releases of mortgages and acceptances for debts may be similarly executed. A corporate resolution does not have to be executed by the board of directors and recorded to evidence the authority of the CEO, COO, or President to execute the deed, mortgage, or other instrument for the corporation, and in instrument so executed shall be valid whether or not the president was specifically authorized to do so by the Board of Directors in the absence of fraud in the transaction. In cases of fraud, subsequent transactions with good faith purchasers for value and without notice of the fraud shall be valid and binding on the Corporation. However, a corporate resolution must be executed by the Board of Directors and recorded to evidence the authority of any authorized officer except the president executing a deed, mortgage, or other instrument of the corporation purporting to convey an interest in the lands of the Corporation. Any deed, mortgage, or other instrument purporting to convey any interest in the land of the corporation executed by an officer of the corporation who is not the CEO, COO, or President of the Corporation or who is not acting in the capacity of the President as provided in these Bylaws and which is not expressly authorized by written resolution of the Board of Directors shall be void.

Section 41: Checks, Drafts, etc.: Checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name on behalf of the Corporation by the CEO, COO, President, Treasurer, or any other Officer so authorized by the Board of Directors.

Section 42: Bank Accounts and Deposits: The CEO, COO, and President are authorized to open any general and special bank accounts to be opened and maintained with such banks, trust companies, or other depositories as he sees fit in executing the duties for the Corporation. Funds of the Corporation may be deposited in such bank accounts.

Section 43: Voting Shares Held in Other Corporations: Shares of stock issued by any other Corporation and owned or controlled by Lelantos Holdings, Inc. may be voted at any shareholders' meeting of such other corporation by the President of Hemp, Inc, and in the event the President is not present at such meeting, the shares may be voted by such persons as the President so designates in writing, and the person so designated shall be deemed designated by the proxy to represent Lelantos Holdings, Inc. at the meeting.

Section 44: Stock Certificates: Each owner of stock and the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of stock of the Corporation owned by the Shareholder.

The certificates representing shares of stock shall be signed in the name of the Corporation by the President and by the Secretary and may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved, or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the President and Secretary upon such certificates may be facsimiles, engraved, printed or digital.

In case any Officer who shall have signed such certificates shall have ceased to be such Officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such Officer were still in office on the date of their issue.

Section 45. Registered Shareholders: The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 46. Books of Account and Record of Shareholders: Correct and complete books and records of account of all the business and transactions of the Corporation shall be maintained. The Corporation shall also maintain a record containing the names and addresses of all Shareholders of the Corporation, the number of shares of stock held by each Shareholder, and the Corporation, or the offices of the transfer agent of the Corporation.

Section 47. Fixing Record Date: Shareholder record dates shall be determined within the following guidelines:

- **Meeting Notice:** The Board of Directors may fix a date not more than sixty nor less than one day before the date of any meeting of Shareholders as the time for determining which Shareholders are entitled to notice of, and to vote at, such meeting. The Board may fix such eligible Shareholder determination date in advance. In the event of

Shareholder action to be taken without a meeting the Board of Directors may similarly fix a date for determining Shareholders entitled to notice of such proposed action and to consent or dissent.

- **Dividend Distributions:** The Board of Directors may fix a date not more than fifty nor less than one day preceding the date fixed for the payment of dividends as the record date for determining Shareholders entitled to receive such dividends. The Board may fix such eligible Shareholder determination date in advance. The same procedure shall be used in determining Shareholders entitled to receive rights to subscribe for securities of the Corporation, or any rights arising out of any charge, conversion or exchange of capital stock.

- **Failure to Fix Date:** If the Board of Directors fails to fix a record date, the record date for determining Shareholder eligibility to vote at a Shareholder Meeting or to receive a distribution shall be the date on which notice of the meeting is mailed. If such Shareholder Meeting is held without notice (as provided under these Bylaws) the date on which the resolution of the Board of Directors declaring a dividend or distribution is adopted shall be the record date for determining Shareholder eligibility to vote at a Shareholder meeting or to receive a distribution.

- **Application to Adjournment:** When Shareholders entitled to vote at a Shareholder meeting have been determined, such determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new date for the adjourned meeting.

Section 48. Lost, Destroyed, or Mutilated Certificates: The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of such certificate, and the Corporation may issue a replacement certificate. The owner of the lost, destroyed, or mutilated certificate shall certify that certificate was lost, mutilated, or destroyed. The Board of Directors may require such owner to provide to the Corporation a bond to indemnify the Corporation against any claim resulting from a loss, destruction, or mutilation of such certificate. The Board of Directors shall determine the amount of such bond. The Board of Directors may refuse to issue a new certificate hereunder, except pursuant to legal proceedings under the laws of the State of Colorado.

Section 49. Shareholder Information: A Shareholder of record for six consecutive months or any person authorized by the holder of five percent or more of the outstanding shares of stock of the Corporation shall have the right to receive or inspect the following upon five days written demand to the Corporation:

- Shareholder Meeting Records, including the right to examine such records in person or by agent during usual business hours and to make copies thereof subject to such lawful rules and regulations as the Board of Directors may prescribe.
- Fiscal Year Balance Sheet and Profit and Loss Statement for the Corporation's fiscal year preceding such requests as well as the most recent interim Balances Sheet and

Profit and Loss Statement distributed to Shareholders or otherwise made public (or if such balance sheet and profit and loss statement shall not have been prepared at the date of such request, the Corporation shall prepare them within a reasonable time thereafter and shall furnish them to such Shareholder).

- Each Shareholder shall have the right to inspect a current list of the Directors and Officers of the Corporation and their respective resident addresses upon two days written demand to the Corporation. Within two calendar days of receiving such demand, the Corporation shall make such list available for inspection at its principal office during regular business hours for a period of seven calendar days.

Section 50. Stock Certificate Legend: Each certificate for shares of stock issued by the Corporation shall set forth on the face or lack thereof that the Corporation will furnish to any Shareholder a full statement of the designations, preferences, limitations, and the rights of the shares of each class or series, upon request therefore by any Shareholder of record.

Section 51. Distribution of Assets Upon Dissolution of Corporation: Upon dissolution or liquidation of the Corporation, after distributions to creditors, all of the remaining assets of the Corporation, of any nature and kind, shall be distributed to the holders of Common Stock on a prorate basis, in proportion to the number of shares held by them. The Board of Directors may distribute such assets in kind to the holders of Common Stock or may sell, transfer, or dispose of all or part of such remaining assets to any other entity and distribute the consideration received therefore together with any balance remaining of such assets after such sale or transfer to the holders of Common Stock.

Section 52. Declaration of Dividend: Dividends may be declared by the Board of Directors at any annual, regular, or special meeting of the Board of Directors; however, dividends are not mandated or required to be regularly distributed.

Section 53. Establishing a Reserve Fund: Before declaring a dividend, the Board of Directors may set aside a reserve fund for meeting contingencies out of the profits of the Corporation available for dividends. The amount of the reserve fund shall be determined by the Board of Directors in their absolute discretion. Such funds may be used to meet contingencies, equalize dividends, repair or maintain the property of the Corporation, or for any other purpose deemed to be in the best interests of the Corporation by the Board of Directors. The Board of Directors may modify or abolish any such reserve fund.

Section 54. Interlocking Directors, Officers or Shareholders: A transaction between Lelantos Holdings, Inc. and any other Corporation shall not be invalid solely because any of the Directors, Officers or Shareholders of Lelantos Holdings, Inc. are also Directors, Officers or Shareholders of such other Corporation or are otherwise an interested party in such transaction, unless the act of such Director, Officer or Shareholder in authorizing such transaction shall constitute fraud.

Section 55. Requirement of Disclosure: A Director of Lelantos Holdings, Inc. or any firm or association of which such Director is a member, or any other corporation of which is a Director, Officer, Shareholder or employee, may be a party to, or have an interest in, any transaction between Lelantos Holdings, Inc. and any such firm or association so long as such interest is disclosed to the Board of Directors of Lelantos Holdings, Inc. before any action approving such transaction is taken by the Board of Directors.

Section 56. Quorum and Voting: A Director of Lelantos Holdings, Inc. who has an interest in a transaction as described above may be counted in determining the existence of a quorum at a meeting of the Board of Directors and may vote to authorize or ratify any such transaction.

Section 57. Subsidiary or Affiliated Corporations: Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director, officer or shareholder of subsidiary or affiliated corporation.

Section 58. Scope of Indemnification: The Corporation shall indemnify directors, officers, and heirs, executors and administrators to the fullest extent permitted under Florida law.

Section 59. Extent of Indemnification: The Board of Directors may extend indemnification by the Corporation to the fullest extent permitted under Florida law.

Section 60. Amendment by Shareholders: The Bylaws of the Corporation may be amended or repealed, or new Bylaws may be adopted, by a majority Shareholder vote at an annual, regular, or special meeting of the Shareholders. The notice of such meeting shall mention that amendments, repeal or adoption of new Bylaws is one of the purposes of the meeting.

Section 61. Preferred Stock: Unless otherwise stated in the Certificate of Designation, the following rules apply to Preferred Stock:

- Preferred Stock may receive a dividend, if so, it will be paid a dividend equal to the voting rights of the stock. Preferred Stock is non-voting unless a dividend has not be paid for one year, in which case the Preferred Stock has convertible and voting rights are shown in the Articles of Incorporation.

These Bylaws are approved as of the date listed below and signed by Chairman and CEO, Nathan Puente.



11/6/023

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

FIRST
Name

The name of the limited liability company is:
Lelantos Energy LLC

SECOND
Registered Agent

The address of its registered office in the State of Delaware is
8 The Green, Suite A in the City of Dover. Zip code 19901.

The name of its registered agent at such address is
A Registered Agent, Inc.

THIRD
Duration

The duration of the limited liability company shall be perpetual.

FOURTH
Purpose

The purpose for which the company is organized is to conduct any and all lawful business for which Limited Liability Companies can be organized pursuant to Delaware statute.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 29th day of September, 2022.

By: [signature]

Authorized Person
Name: Patrick Brickhouse

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 09/29/2022
FILED 03:55 PM 09/29/2022
SR 20223655975 - File Number 7058448

LIMITED LIABILITY COMPANY AGREEMENT

Of

Lelantos Energy, LLC

This Limited Liability Company Agreement (this "Agreement") of **Lelantos Energy, LLC** , a Delaware limited liability company (the "Company"), is entered into as of February 13, 2023 by and among (a) the Company, (b) the Manager (as defined below), (c) those Members who are listed on the Schedule of Members (attached as Exhibit A), and (d) any other Person who, after the date hereof, becomes a Member in accordance with the terms of this Agreement and who signs a joinder hereto (attached as Exhibit B), among other requirements ((c) and (d) collectively, the "Members"). Unless otherwise noted or defined elsewhere in this Agreement, capitalized terms used in this Agreement have the meanings ascribed herein, as more fully set forth in Article 11, below.

RECITALS

WHEREAS, the Company was formed by the filing of a Certificate of Formation (the "Certificate," as it may be amended) with the office of the Secretary of State of the State of Delaware on **September 29, 2022**,

WHEREAS, each Member has reviewed the terms of this Agreement, including, without limitation, the rights and obligations of the Members, the terms and conditions on which the Manager will manage the Company, and the other substantive provisions hereof, and wishes to enter into this Agreement to govern the operations and internal governance of the Company, and

WHEREAS, the Manager has reviewed the terms of this Agreement, specifically, though without limitation, the terms related to its management of the Company.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1
ORGANIZATIONAL MATTERS

Section 1.01. Formation of the Company; Ratification of Prior Acts. The Company was formed as a limited liability company pursuant to the provisions of the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ch. 18, as the same may be amended from time to time (the "LLC Act"). The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the LLC Act and this Agreement, provided that this Agreement shall govern to the maximum extent permitted under the LLC Act. The Manager and the Members hereby acknowledge, ratify, and approve of all reasonable, good faith actions taken or not taken by A Registered Agent, Inc., acting as formation agent for the Company (the "Formation Agent"), and one or more Members and/or the Manager in connection with the formation of the Company (each also a "Formation Agent") prior to the date of this Agreement. Such approval is provided by the Manager and the Members even if one or more Formation Agents' reasonable, good faith actions or inaction would contradict a provision hereof. No Formation Agent shall be liable to the Company, the Manager, or the Company's Members as a result of such actions or inactions, or any reasonable decisions made in furtherance thereof, save for those constituting willful misconduct or knowing violation of law. The Company shall indemnify such

Formation Agents as set forth in Article 7, as if this Agreement had been in effect at the time any action was taken or not taken by a Formation Agent.

Section 1.02. Name; DBAs.

(a) *Company Name*. Subject to this Agreement, the Company shall conduct business under the name set forth in the heading above. The Manager may not change the name of the Company without the vote or consent of a Majority in Interest of the Members.

(b) *DBA Names*. The Manager may cause the Company to operate under one or more "doing-business-as" (DBA) names in one or more jurisdictions and/or with respect to all or a portion of its business. The Manager may make or cause to be made, and may execute on the Company's behalf through signature by its authorized persons, any necessary filings required to implement the foregoing and register such name(s) in the applicable jurisdiction(s).

Section 1.03. Principal Place of Business; Registered Agent

(a) *Principal Place of Business*. The Company's principal place of business shall be selected by the Manager, and the Manager may change the location of the Company's principal place of business as it deems necessary or appropriate. Any change of location that moves the Company's principal place of business to a different country requires the prior vote or written consent of a Majority in Interest of the Members. For any change in the location of the Company's principal place of business that does not require Member approval, the Manager must provide the Members with at least ten (10) business days' prior written notice of the changed location.

Section 1.04. Purpose; Company Powers.

(a) *Purpose*. The purpose of the Company is to engage in any lawful acts or activities for which limited liability companies may be formed under the LLC Act, and to engage in any and all activities necessary, incidental, or appropriate thereto.

(b) *Powers Facilitating Purpose*. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the LLC Act.

Section 1.05. Term. The term of the Company commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity or until such earlier date when the Company is terminated in accordance with the provisions of Section 8 of this Agreement.

Section 1.06. Amendment of this Agreement.

(a) *Unanimous Vote*. Any amendments to this agreement can only be made by unanimous vote of all Members.

(b) *Manager Amendments for Typos, Manifest Error*. Notwithstanding sub-section (a) of this Section 1.06, the Manager may amend this Agreement without the consent of the Members in order to correct any typos or manifest errors (*e.g.*, basic typos, formatting errors, grammatical confusion, etc.), provided that such amendments do not materially affect the substance of any rights or obligations of

the Members or the Manager, or otherwise materially change or affect any other substantive terms of this Agreement.

ARTICLE 2
MEMBERS

Section 2.01. Members. The names, mailing addresses, and Membership Interests of the Members are set out in the Schedule of Members. The Manager shall maintain and update the Schedule of Members upon any change in the membership and/or Percentage Interests of the Members, including to reflect the issuance or Transfer of any Membership Interests to any new or existing Member in accordance with this Agreement. Any update to the Schedule of Members made by the Manager reflecting a change described in the foregoing sentence shall not constitute an amendment to this Agreement and shall not require the approval or consent of any Member(s).

Section 2.02. Capital Contributions; Capital Accounts; No Withdrawals.

(a) The Members have contributed to the Company the amounts, in the form of cash, property, services, or a promissory note or other obligation (as such amounts may be amended herein from time to time, the "Capital Contributions") set out in the Members Schedule. No Member is required to make additional Capital Contributions to the Company.

(b) The Company shall establish and maintain for each Member a separate capital account (a "Capital Account") on its books and records in accordance with the provisions of Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv). Each Capital Account shall be (i) credited by such Member's Capital Contributions to the Company and any profits allocated to such Member in accordance with Section 4.01 and (ii) debited by any distributions to such Member pursuant to Section 5.01(a) and any losses allocated to such Member in accordance with Section 4.01. For purposes of maintaining the Members' Capital Accounts, profits and losses shall be determined in accordance with Treasury Regulation Section 1.704-1(b). The Capital Accounts shall be adjusted by the Manager upon the occurrence of an event described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) and (g) if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. In the event of a Transfer of any Membership Interest in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the transferred Membership Interest.

(c) No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as otherwise provided in this Agreement.

Section 2.03. Admission of Additional Members.

(a) Additional Members may be admitted from time to time in connection with (i) the issuance of Membership Interests by the Company, subject to compliance with the provisions of Section 3.02(b) or (ii) a Transfer of Membership Interests, subject to compliance with the provisions of Article 6 hereof, and, in either case, following compliance with the provisions of Section 3.02(b) and Section 2.03(b) below.

(b) In addition to the other requirements for accepting new Members set forth in Section 3.02(b) and Article 6, In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance from the Company or a

Transfer (including a Permitted Transfer) of Membership Interests, such Person shall execute and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement attached as Exhibit B (a "Joinder Agreement"). Upon the amendment of the Members Schedule by the Manager and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Membership Interests, such Person shall be admitted as a Member, shall be a party hereto, shall be deemed listed as such on the books and records of the Company, and thereupon shall be issued his, her, or its Membership Interests. The Manager shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 2.02.

Section 2.04. No Withdrawal; Death of Member.

(a) So long as a Member continues to hold any Membership Interest, such Member shall not have the ability to withdraw as a Member prior to the dissolution and winding up of the Company, and any such withdrawal or attempted withdrawal by a Member prior to the dissolution and winding up of the Company shall be null and void. As soon as any Member ceases to hold any Membership Interests, such Person shall no longer be a Member. A Member shall not cease to be a Member as a result of the bankruptcy of such Member or as a result of any other events specified in Section 18-304 of the LLC Act.

(b) The death of any Member shall not cause the dissolution of the Company. In such event, the Company and its business shall be continued by the remaining Member or Members. No voting rights shall be passed along from the deceased partner; however, the Membership Interests owned by the deceased Member shall be automatically Transferred to such Member's executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries, as applicable, as Permitted Transferees as defined by the deceased Member's living will. In the event that the deceased Member does not have a living will the remaining Members will determine where the deceased Member's interests shall be transferred.

Section 2.05. Certification of Membership Interests.

(a) The Company may, but shall not be required to, issue certificates evidencing Membership Interests in the Company.

(b) If the Manager shall issue certificates representing Membership Interests in accordance with Section 2.05(a), then, in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Membership Interests shall bear a legend substantially in the following form:

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, GIFT, PLEDGE, ENCUMBRANCE, HYPOTHECATION, OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT. THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD,

ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT AND LAWS, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 2.06. Meetings.

(a) Meetings of the Members may be called by (i) the Manager, or (ii) a Member or group of Members holding Membership Interests representing at least twenty-five percent (25%) of the total Percentage Interest in the Company. Upon request, a Member will be provided with a then-current copy of the Schedule of Members in order to permit a Member or Members to call a meeting as provided for in this Section 206(a). In the event a Member or Members call a meeting without the cooperation of the Manager, the Members may include or exclude the Manager from attending all or part of such meeting, as the Majority in Interest of Members calling such meeting deems appropriate. Absent exigent circumstances preventing its attendance, the Manager or its authorized representatives shall attend a Member-called meeting if requested by the Members in the notice of such meeting sent pursuant to subsection (b) below.

(b) A Person calling a meeting hereunder, whether the Manager or a Member or Members, shall provide each Member (and, if applicable, the Manager) with written notice, including through an Electronic Transmission, stating the place, date, and time of the meeting and, in the case of a meeting not regularly scheduled, describing the purposes for which the meeting is called. For purposes of a meeting to be held through a conference call or other electronic means, discussed in sub-section (c) below, the means to access the meeting (e.g., any username, password, dial-in number, link, etc.), shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Member, by or at the direction of the Manager or the Member(s) calling the meeting, as the case may be. The Members may hold meetings at the Company's principal office, at another location, or through conference call or other electronic media or means, discussed in sub-section (c) below, as the Manager or the Member(s) calling the meeting may designate in the notice for such meeting.

(c) For the purposes of determining the Members who are entitled to notice of and to vote at any meeting, the Manager or Members calling a meeting may, as applicable and without foreclosing Transfers, fix a date not more than thirty (30) nor less than ten (10) days prior to the date of such meeting as record date for the determination of the Persons to be treated as Members of record for such purposes.

(d) Any Member or the Manager (or its authorized representatives) may participate in a meeting of the Members, or a meeting may be held in its entirety, by means of electronic communication media including, without limitation, telephone conference call, telephone dial-in meeting, online video or audio meeting, or other means of communication which permits all Persons participating in the meeting through such means to hear and be heard by each other Member, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) On any matter that is to be voted on by the Members, a Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Member executing it unless otherwise provided in such proxy; *provided*, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation. The Manager, the

other Members, and the Company may rely on the validity of a proxy executed by the relevant Member in determining whether a quorum exists

(f) The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include other business to be conducted by the Members; *provided*, that the Members shall have been notified of the meeting in accordance with Section 2.06(b). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(g) A quorum of any meeting of the Members shall require the presence, whether in person or by proxy, of the Members holding a Majority in Interest. Subject to Section 2.06, no action may be taken by the Members unless the appropriate quorum is present at a meeting.

(h) Subject to Section 2.07, Section 3.02, Section 11.09, and any other provision of this Agreement or the LLC Act requiring the vote, consent, or approval of a different percentage of the Membership Interests, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of the Members (or their proxies) holding a Majority in Interest of the Membership Interests.

Section 2.07. Action without a Meeting. Notwithstanding the provisions of Section 2.06, any matter that is to be voted on, consented to, or approved by Members may be taken without a meeting, without prior notice, and without a vote, if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the Percentage Interest that would be necessary to authorize or take such action at a meeting at which each Member entitled to vote on the action is present and votes. For the avoidance of doubt, the Manager, in seeking Member approval by written consent, is not required to approach all of the Members in seeking such consent, at its discretion. The Manager shall promptly provide all Members with written notice of any matter approved by written consent of the Members. The Manager or its delegate shall maintain a record of each action taken by written consent of Members.

ARTICLE 3
MANAGEMENT

Section 3.01. Management of the Company. Subject to the provisions of Section 3.02 and except as otherwise provided by the LLC Act, the operations, business, property, and affairs of the Company shall be managed by the Manager. The actions of the Manager taken in accordance with the provisions of this Agreement shall bind the Company. No other Member of the Company shall have any authority or right to act on behalf of or bind the Company unless otherwise provided herein or unless authorized by the Manager.

Section 3.02. Actions Requiring Approval of Members. Without the vote or written consent of Members holding at least a Majority in Interest of the Membership Interests, the Company shall not, and shall not enter into any commitment to:

(a) Except as otherwise set forth herein, amend, modify, or waive any provisions of the Certificate or this Agreement.

(b) Issue additional Membership Interests or accept new Members, provided that the Manager may approve the Transfer of a Membership Interest which only represents an economic interest in the Company and which does not grant Member status in accordance with the terms of this Agreement,

with full acceptance of the transferee as a Member (with all rights appertaining thereto) requiring approval under this Section 3.02(b).

(c) Enter into or effect any transaction or series of related transactions involving an acquisition of another company's business (including by merger, consolidation, sale of stock, or acquisition of assets), other than in the ordinary course of the Company's business consistent with past practice.

(d) Enter into or effect any transaction or series of related transactions involving the acquisition of the Company or its business (including by merger, consolidation, sale of stock, or sale of assets), other than sales of inventory in the ordinary course of business consistent with past practice.

(e) Significantly change the Company's fundamental business area in a material way unconnected to the Company's previous lines of business.

(f) Enter into any transaction, agreement, or arrangement, or intentionally take any action or failing to take any action, that creates a significant risk that the Company (i) would no longer be taxed as a partnership or otherwise will be taxed in a materially different manner than was elected or contemplated at the formation of the Company, (ii) would be required to register as an investment company under the Investment Company Act, an investment adviser under the Advisers Act, a broker-dealer under the Exchange Act, or register in any similar manner under corresponding state law and regulations, and/or (iii) would become registered or would be subject to registration under Section 12(b), 12(g), or 15(d) of the Exchange Act.

(g) Dissolve, wind up, or liquidate the Company or initiate a bankruptcy proceeding involving the Company.

Section 3.03. Officers. The Manager may, but need not, appoint one or more individuals as officers of the Company (the "Officers") as the Manager deems necessary or desirable to carry on the business of the Company. The Manager may delegate to such Officers such power and authority as the Manager deems advisable. An Officer is not required to be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his or her successor is designated by the Manager or until his or her earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Manager. The Manager may remove any Officer at any time, with or without cause, subject to the terms of any contractual arrangements (*e.g.*, an employment agreement) reached between the Manager and such Officer on the Company's behalf. A vacancy in any office occurring because of death, resignation, removal, or otherwise may, but need not, be filled by the Manager, and new positions and offices may be created by the Manager at any time. Any Officer may be removed at any time, with or without cause, by the Members holding a Super Majority in Interest of the Membership Interests.

Section 3.04. Replacement and Resignation of Manager.

(a) *Removal of Manager*. The Manager may be removed by the Members at any time, with or without cause, by the vote or written consent of Members holding a Super Majority in Interest of the Membership Interests. The Members shall appoint a Person to provide the Manager with written notice of its removal and the effective date of such removal.

(b) *Resignation of Manager; Notice of Resignation; Effective Date*. The Manager may resign at any time upon at least thirty (30) days' prior written notice by delivering a written resignation to the Members, which resignation shall be effective (a) after thirty (30) days' from the date of

transmission of such notice, if no effective date is specified, (b) on a date specified in the notice, which shall be no longer than ninety (90) days' from the date of transmission of such notice, unless otherwise permitted by the vote or written consent of Members holding a Majority in Interest of the Membership Interests, or (c) on the occurrence of some specific event or happening (*e.g.*, completion of a merger or other consolidation), provided that the occurrence of such event must occur within one hundred and twenty (120) days of transmission of the notice unless otherwise permitted by the vote or written consent of Members holding a Majority in Interest of the Membership Interests. Following the Manager's removal or resignation, a successor Manager shall be elected by the vote or written consent of the Members holding a Majority in Interest of the Members.

(c) *Manager Cooperation*. A Manager that resigns, is removed, or otherwise ceases to be a Manager under this Agreement shall provide its reasonable cooperation in facilitating the transition of authority hereunder and management of the Company's operations and business to a new Manager.

(d) *Interim Temporary Manager(s)*. During the interim period between resignation, removal, or some other event resulting in a vacancy in the role of Manager, the Members may appoint by the vote or consent of a Majority in Interest of the Membership Interests one or more Persons, which may but need not be Members, to serve as acting interim manager(s) with the powers of the Manager hereunder (a "Temporary Manager" or the "Temporary Managers") until a new replacement Manager is selected. Upon the appointment of a new Manager, any Temporary Manager or Temporary Managers shall cease to have any power hereunder (save for in their role as Officers or Members). Any Temporary Manager shall constitute a Mandatory Indemnitee as set forth in Article 7 of this Agreement with respect to the period for which he, she, or it served in such capacity.

ARTICLE 4
ALLOCATIONS

Section 4.01. Allocation of Profits and Losses.

(a) The Company's profits and losses for each Fiscal Year will be allocated among the Members *pro rata* in accordance with their Membership Interests.

(b) Notwithstanding any other provision of this Agreement, (i) "partner nonrecourse deductions" (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each Fiscal Year to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i) and (ii) "nonrecourse deductions" (as defined in Treasury Regulations Section 1.704-2(b)) and "excess nonrecourse liabilities" (as defined in Treasury Regulations Section 1.752-3(a)), if any, shall be allocated to and among the Members in accordance with their Membership Interests.

(c) This Agreement shall be deemed to include "qualified income offset," "minimum gain chargeback," and "partner nonrecourse debt minimum gain chargeback" provisions within the meaning of Treasury Regulations under Section 704(b) of the Code.

(d) All items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members for federal, state, and local income tax purposes consistent with the manner that the corresponding items are allocated among the Members pursuant to this section, except as may otherwise be provided herein or under the Code.

ARTICLE 5
DISTRIBUTIONS

Section 5.01. Distributions.

(a) *Distributions of Available Cash*. Distributions of available cash shall be made to the Members at the times and in the aggregate amounts determined by the Manager. Such distributions shall be paid to the Members *pro rata* in accordance with their respective Percentage Interests.

(b) *Prohibited Distributions*. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 18-607 of the LLC Act or other Applicable Law.

(c) *Tax Distributions for Phantom Income*. To the extent that distributions for the current tax year have been insufficient to offset income allocable but not distributed to Members but not received by such Members, and provided that the Company has adequate cash available in excess of reasonable reserves (as determined by the Manager), the Company, in the Manager's discretion, may make a distribution in cash in the amount necessary to allow the Members to pay the estimated or actual taxes attributable to the income of the Company allocable but not distributed to the Members.

ARTICLE 6
TRANSFERS

Section 6.01. General Restrictions on Transfer.

(a) Except as permitted pursuant to Section 6.02 below, no Member shall Transfer all or any portion of its Membership Interest in the Company, except with the written consent of the Manager and a Majority in Interest of the Members (excluding from the numerator and denominator the Percentage Interest of the Member seeking to make the Transfer at issue). No Transfer of Membership Interests to a Person not already a Member of the Company shall result in the transferee becoming a full Member with all the rights appertaining thereto until the prospective Transferee is admitted as a Member of the Company in accordance with Section 2.03 hereof.

(b) Notwithstanding any other provision of this Agreement (including Section 6.02), each Member agrees that it will not Transfer all or any portion of its Membership Interest in the Company, and the Company agrees that it shall not issue or permit the Transfer of any Membership Interests:

(i) except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Membership Interests, only if the Transfer may be effected without registration under the Securities Act;

(ii) if such Transfer or issuance would affect the Company's existence or qualification as a limited liability company under the LLC Act, its compliance with the LLC Act, or the Company's good standing with the State of Delaware; or

(iii) if such Transfer or issuance would or reasonably could, in the reasonable judgment of the Manager, constitute a Proscribed Investment.

(c) Any Transfer or attempted Transfer of any Membership Interest in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company's Schedule of

Members, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Membership Interest for all purposes of this Agreement.

Section 6.02. Permitted Transfers. The provisions of Section 6.01(a) shall not apply to any Transfer by any Member of all or any portion of its Membership Interest to any of the following (each, a "Permitted Transferee" and, any such Transfer to a Permitted Transferee, a "Permitted Transfer"):

(a) Any Affiliate of such Member; or

(b) (i) Such Member's spouse, parent, siblings, descendants (including adoptive relationships and stepchildren), and the spouses of each such natural persons (collectively, "Family Members"); (ii) a trust under which the distribution of Membership Interests may be made only to such Member and/or any Family Member of such Member; (iii) a charitable remainder trust, the income from which will be paid to such Member during his life; (iv) a corporation, partnership, or limited liability company, the stockholders, partners, or members of which are only such Member and/or Family Members of such Member; or (v) by will or by the laws of intestate succession, to such Member's executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries.

ARTICLE 7
PERSONAL LIABILITY; INDEMNIFICATION

Section 7.01. No Personal Liability: Members; Manager.

(a) Except as otherwise provided in the LLC Act, by Applicable Law, or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

(b) Except as otherwise provided in the LLC Act, by Applicable Law, or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being a Manager.

Section 7.02. Limitation of Liability

Neither the Manager nor any Member shall be liable to the Company or its Member for any loss, damage, liability, or expense suffered by the Company on account of any action taken or omitted to be taken by such Manager or Member as a Manager or Member of the Company, respectively, if such Person discharges such Person's duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person's own affairs, and in a manner, such Person reasonably believes to be in the best interest of the Company. The Manager's and any Members' liability hereunder is limited only for those actions taken or omitted to be taken by such Manager or Member in connection with the management of the business and affairs of the Company. The Manager may enter into agreements or other arrangements with Officers or agents of the Company which limit their liability to the Company and the Members as the Manager reasonably and in good faith deems prudent, but in no event shall any liability of such an Officer or agent be waived beyond what is provided in this Section 7.02.

Section 7.03. Indemnification.

(a) To the greatest extent permitted by the LLC Act and other Applicable Law, and to the extent of the Company's assets, the Company (a) shall indemnify the Manager, each Member, any Liquidator, Temporary Manager, and Tax Matters Representative (each a "Mandatory Indemnified Party"), and (b) may, in the Manager's reasonable discretion, such approval not to be unreasonably withheld, determine to indemnify pursuant to this Agreement or a separate indemnification contractual obligation any Officer, employee, or agent of the Company, and any other person or entity the Manager elects to indemnify (each, a "Elective Indemnified Party," and, collectively with the Mandatory Indemnified Parties, the "Covered Persons"), for all fees, costs, losses, damages, judgments, and expenses (including reasonable attorneys' fees) ("Losses") incurred in connection with or resulting from any third-party lawsuit, claim, action, arbitration, or demand, or any U.S. or non-U.S. government investigation, action, or civil, criminal, or administrative proceeding, or any appeal of a judgment in any of the foregoing, arising out of or in any way relating to the Company or any of its assets or properties ("Claims"), including amounts paid in settlement or compromise in connection therewith (also "Losses"). Losses shall not include special, consequential (including lost profits), or punitive damages, nor shall such term include any diminution in the value of a Member's Membership Interest in the Company. Notwithstanding the foregoing, indemnification shall not be available for, or advanced to, any Covered Person with respect to any Losses resulting from an act or omission of a Covered Person constituting reckless disregard for its obligations to the Company, including those pursuant to this Agreement, willful misconduct, fraud, or, in the case of a criminal matter, a knowing violation of such criminal provisions, as determined by the Manager in its reasonable, good faith discretion (or, if the Manager is seeking indemnification, a Majority in Interest of the Membership Interests). This indemnification provision shall apply as it then is written to all conduct at the time it is in effect, and any subsequent amendment to this provision will not apply with respect to conduct that is the substance of a Claim occurring prior to any such amendment.

(b) Upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amounts if it is finally judicially determined that the Covered Person is not entitled to indemnification under this Section 7.02, the Company shall advance, to the extent reasonably required, each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 7.02.

(c) Covered Person seeking indemnification with respect to Losses must provide the Company with notice of such claim within thirty (30) days of becoming actually or constructively aware thereof. Any failure to provide timely notice of any Claim for which indemnification is sought shall constitute a waiver of such indemnification with respect to such claim unless the Manager determines otherwise in his reasonable discretion, such determination not to be unreasonably withheld. Indemnification under this Section 7.02 shall survive the cancellation of the Company for up to one (1) year thereafter, and the Manager may retain amounts from final distribution upon liquidation of the Company to provide for reserves for any foreseeable indemnification amounts. Thereafter, the Company will not provide indemnification for Losses resulting from a Claim.

ARTICLE 8
BOOKS AND RECORDS; INSPECTION RIGHTS; ACCOUNTING AND TAX MATTERS

Section 8.01. Maintenance of Books and Records. The Manager shall keep or cause to be kept records of the Company in proper books and records of account, during the Term and for a period of at least six (6) years thereafter, which books and records shall set forth full and accurate information regarding the Company in all material respects. Any books and records of the Company may be created,

stored, and/or archived in electronic form, so long as such records are reasonably available for reproduction and for creating a materially identical hard copy version of such record or record(s).

Section 8.02. Inspection Rights. Upon reasonable prior written notice from a Member to the Manager, which shall not be less than three (3) business days' notice, the Company shall afford the Member access during normal business hours to the corporate, financial, and similar records, reports, and documents of the Company, and shall permit the Member to examine such documents and make copies thereof at the Member's expense, so long as the access requested from the Manager is for an expressly stated appropriate purpose related to the Member's interest as a Member of the Company. The Manager may redact such documents as it deems necessary, in the Manager's reasonable, good faith discretion, only to the limited extent and for such limited time as is necessary to (a) protect the interests of the Company and preserve confidential information, or (b) satisfy the requirements of any non-disclosure agreement the Company has entered into with third-parties.

Section 8.03. Income Tax Status. It is the intent of this Company and the Members that this Company shall be treated as a partnership for US, federal, state, and local income tax purposes. Neither the Manager nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations.

Section 8.04. Tax Matters Representative.

(a) *Appointment; Resignation*. The Members shall appoint a Member to serve as the "partnership representative" as provided in Section 6223(a) of the Code (the "Tax Matters Representative"). The Tax Matters Representative can be removed at any time by a vote of Members holding a Majority in Interest of Membership Interests, and the Tax Matters Representative shall resign as such if it is no longer a Member. In the event of the resignation or removal of the Tax Matters Representative, the holders of a Majority in Interest of the Membership Interests shall appoint a new Tax Matters Representative.

(b) *Tax Examinations and Audits*. The Tax Matters Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by any federal, state, local, or foreign taxing authority, including resulting administrative and judicial proceedings and to expend Company funds for professional services and costs associated therewith. The Tax Matters Representative shall promptly notify the Members in writing of the commencement of any tax audit, upon receipt of a tax assessment or upon the receipt of a notice of final partnership adjustment, and shall keep the Members reasonably informed of the status of any tax audit and resulting administrative and judicial proceedings. Without the consent of Members holding a majority of the Membership Interests of the Company, the Tax Matters Representative shall not extend the statute of limitations, file a request for administrative adjustment, file suit relating to any Company tax refund or deficiency, or enter into any settlement agreement relating to items of income, gain, loss, or deduction of the Company with any federal, state, local, or foreign taxing authority.

Section 8.05. Tax Returns.

(a) At the expense of the Company, the Manager will cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. As soon as reasonably possible after the end of each Fiscal Year, the Manager will deliver to each Member, Company information necessary for the preparation of such Member's federal, state, and local income tax returns for such Fiscal Year. The Company will endeavor to provide such tax returns

within ninety (90) days after the end of the Company's fiscal year, but Members may be required to file for an extension and agree to do so upon the request of the Manager.

(b) Each Member agrees that such Member shall not treat any Company item on such Member's federal, state, foreign, or other income tax return inconsistently with the treatment of the item on the Company's return.

Section 8.06. Tax Withholding if Required. To the extent the Manager determines that the Company is required by law to withhold taxes with respect to distributions made by the Company to a Member ("Withholding Taxes"), the Company may withhold such taxes as so required. The Company will treat all Withholding Taxes as amounts distributed to the Member with respect to which such withholding was made. To the fullest extent permitted by law, each Member hereby agrees to reimburse and make whole the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to distributions or other payments made to such Member; provided that no reimbursement shall be required for such penalties, additions to tax, or interest that resulted from the gross negligence of the Company.

ARTICLE 9
DISSOLUTION AND LIQUIDATION

Section 9.01. Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a) An election to dissolve the Company made by holders of a Super Majority in Interest of the Membership Interests;

(b) A determination of the Manager to dissolve and the approval of a Majority in Interest of the Membership Interests;

(c) When there are no longer any Members of the Company;

(d) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

Section 9.02. Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 9.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 9.03, and the Certificate of Formation shall have been canceled as provided in Section 9.04.

Section 9.03. Liquidation. If the Company is dissolved pursuant to Section 9.01, the Company shall be liquidated and its business and affairs wound up in accordance with the LLC Act and the following provisions:

(a) The Manager, or another Person selected by the Manager, or, if there is no Manager at such time, a Person selected by a Majority in Interest of the Membership Interests, shall act as liquidator to wind up the Company (the "Liquidator"). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority unless otherwise required by mandatory provisions of Applicable Law:

(i) First, to the payment of the Company's debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii) Second, to the establishment of and additions to reserves that are determined by the Manager to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii) Third, to the Members, on a *pro-rata* basis, in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation of the Company occurs.

Section 9.04. Required Filings. Upon completion of the winding up of the Company, the Liquidator shall make all necessary filings required by the LLC Act, including but not limited to a Certificate of Cancellation.

ARTICLE 10
MISCELLANEOUS

Section 10.01. Member Representations.

Section 10.02. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any jurisdiction).

Section 10.03. Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding based on any matter arising out of or in connection with this Agreement or the internal operations and governance of the Company, shall be brought in the Court of Chancery in the State of Delaware or, in the case of issues relating to federal jurisdiction, in the District Court for the District of Delaware. Any claim brought under the Securities Act must be brought in federal court in the District of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding.

Section 10.04. Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.05. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or

privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Nothing contained in this Section 10.05 shall diminish or require any further action to authorize the waiver described in Section 10.04 above.

Section 10.06. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing (which includes a writing in electronic form) and shall be deemed to have been given:

(a) when delivered by hand;

(b) when received by the addressee if sent by a nationally recognized overnight courier;

(c) on the date and at the time sent by email if sent during normal business hours of the recipient on a business day, or, if not during such time or on such a day, at 9 am local time on the next business day of the recipient; or

(d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Such communications must be sent to the respective parties at the addresses set forth on Exhibit B (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.06):

If to the Company:	**Lelantos Energy, LLC** 3690 W. El Moraga Place Tucson, AZ 85745 Email: josh@lelantos.group Attention: Joshua Weaver, Manager
If to the Manager:	3225 e. Silverlake Road Tucson, AZ 85713 Email: josh@lelantos.group Attention: Joshua Weaver
If to a Member:	To the Member's respective mailing address or email address as set forth on the Schedule of Members.

The Manager may update the addresses set forth in the Schedule of Members (for Members) or Exhibit B (with respect to the Manager and the Company) in the event it receives notice that a new address and/or email address should be employed with respect to the Company, the Manager, or a Member, as applicable. Amendment of the Schedule of Members and/or Exhibit B shall not constitute an amendment to this Agreement and, thus, shall not require the vote or consent of any Member.

Section 10.07. Remedies. In the event of any actual or prospective breach or default by any party, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance, awarded by a court of competent jurisdiction (without being required to post a bond or other security or to establish any actual damages). In this regard, the parties acknowledge and

agree that they will be irreparably damaged in the event this Agreement is not specifically enforced, since (among other things) the Membership Interests are not readily marketable. All remedies hereunder are cumulative and not exclusive, may be exercised concurrently, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including the recovery of damages. In addition, the parties hereby waive and renounce any defense to such equitable relief that an adequate remedy at law may exist.

Section 10.08. Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 10.09. Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

Section 10.10. Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 10.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

Section 10.12. Entire Agreement. This Agreement, together with the Certificate and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Section 10.13. *Contra Preferentum* Inapplicable. Each party hereto has had the opportunity to review this Agreement with counsel and has made his, her, or its own decision as to whether to do so. Therefore, each and every provision of this Agreement shall be construed as though each party participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party, including without limitation, the doctrine commonly known as *contra proferentem*, shall not be applicable to this Agreement.

Section 10.14. Authorization. The Manager and each Member signing this Agreement have full right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by such person or entity of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

Section 10.15. No Third-Party Beneficiaries. This Agreement is for the benefit of the parties hereto (and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns), and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

ARTICLE 11
DEFINITIONS

Section 11.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 11.01:

(a) "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

(b) "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

(c) "Applicable Law" means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (ii) any consents or approvals of any Governmental Authority; and (iii) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

(d) "Capital Contribution" is defined in Section 2.02(a).

(e) "Certificate" is defined in the Recitals to this Agreement.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Electronic Transmission" means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

(h) "Fiscal Year" means the calendar year unless otherwise determined by the Manager, in its reasonable discretion.

(i) "Formation Agent" is defined in Section 1.01.

(j) "Governmental Authority" means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

(k) "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(l) "Liquidator" is defined in Section 9.03.

(m) "LLC Act" is defined in Section 1.01 above.

(n) "Manager" means, initially, the Person listed as Manager on Exhibit A hereto, or such other person or entity as may be designated or become the Manager pursuant to the terms of this Agreement.

(o) "Majority in Interest" is defined in Section 1.06(a).

(p) "Membership Interest" means an interest in the Company owned by a Member, including such Member's rights to (i) receive a distributive share of Company assets and items of Company income, gain, loss, and deduction; (ii) vote, consent, or participate in any Member decisions provided in this Agreement and the LLC Act; and (iii) receive any and all other benefits due to a Member under this Agreement and the LLC Act. The Membership Interest of each Member will be stated as a percentage interest in the same proportion as the total Capital Contributions of such Member bears to the total Capital Contributions of all Members.

(q) "OFAC" means the U.S. Treasury Department's Office of Foreign Asset Control.

(r) "Person" means a natural person, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

(s) "Proscribed Investment" means an investment in the Company or the acquisition of a Membership Interest in the Company (whether through issuance of a Membership Interest by the Company or a Transfer of a Membership Interest) that would (i) if the person making the investment or acquiring the interest is not a natural person, violate the organizational documents of the person or any law, rule or regulation of the jurisdiction in which the person is formed, (ii) if the person making the investment or acquiring the interest is a natural person, violate any law, rule or regulation of the jurisdiction in which the person resides, (iii) be in contravention (whether directly or indirectly) of any United States, international or other money laundering laws, regulations or conventions, (iv) involve any unlawful activity or cause the Company to be engaged in any unlawful activity, (v) constitute an investment or acquisition of the Membership Interest (whether directly or indirectly) on behalf of any terrorist or terrorist organization, (vi) is by a person who is a resident of or acting on behalf of any country or territory in or with which United States businesses are prohibited from doing business, including countries or jurisdictions subject to United States sanctions program that would prohibit such a person from holding Membership Interests, (vii) is made by a registered investment company under the Investment Company Act, or a company which is required to register and does not qualify for any exemptions or exceptions from investment company status or registration, (viii) would cause the Company to be taxed other than as a partnership, unless approved as set forth herein, or (ix) is by a person who is named on any relevant list, including, without limitation, the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, of persons with whom a United States citizen or permanent resident or business entity formed under United States law may not deal, as such relevant list(s) may be amended from time to time.

(t) "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(u) "Super Majority in Interest" is defined in Section 1.06(b).

(v) "Transfer" means to sell, transfer, assign, gift, pledge, encumber, hypothecate, or similarly dispose of, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale,

transfer, assignment, gift, pledge, encumbrance, hypothecation, or similar disposition of, any Membership Interests or any interest (including a beneficial interest) therein. "Transfer" when used as a noun shall have a correlative meaning.

(w) "Transferor" and "Transferee" mean a Person who makes or receives a Transfer, respectively.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

The Company:

Lelantos Energy, a Delaware limited liability company

By: **Joshua Weaver**, its Manager

DocuSigned by:
Joshua Weaver
133458C5A16A42E...

Title: Managing Member

MEMBERS:

Such persons as have executed a joinder to this Agreement (attached as Exhibit A) and are listed on the Schedule of Members, attached as Schedule 1

Printed Name: Nathan Puente

Signature: DocuSigned by: Nathan Puente 9C7B1656330D4A6...

Printed Name: Sean Land

Signature: DocuSigned by: [signature] 87903E2414354F4...

EXHIBIT A

FORM OF JOINDER AGREEMENT

Reference is hereby made to the Limited Liability Company Agreement, dated **[insert date]**, as amended from time to time (the "LLC Agreement"), among **[company name]** (the "Company"), the Manager (as defined in the LLC Agreement), and the Members. Pursuant to and in accordance with the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and has had the opportunity to review such LLC Agreement with counsel, and agrees that upon execution of this Joinder such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

ACCEPTED BY:

Lelantos Energy

By: **Joshua Weaver**

Signature: DocuSigned by: Joshua Weaver 133458C5A16A42E...

Title:Managing Member

Date: 2-13-2023

SCHEDULE I

MEMBERS SCHEDULE

Member Name, Address, Email	Capital Contribution	Membership Interest
Joshua Weaver, Manager 3225 e. Silverlake Tucson, AZ 85713 Josh@Lelantos.Group	[AMOUNT/DESCRIPTION]	33.3%
Sean Land xxxxx xxxx xxx Sean@Lelantos.Group	[AMOUNT/DESCRIPTION]	33.3%
Nathan Puente 3690 w. El Moraga pl Tucson Az 85745 Nathan@Lelantos.Group	[AMOUNT/DESCRIPTION]	33.4%